Exhibit 99.1

COSTCO WHOLESALE CORPORATION REPORTS SECOND QUARTER AND YEAR-TO-DATE

OPERATING RESULTS FOR FISCAL 2022 AND FEBRUARY SALES RESULTS

ISSAQUAH, Wash., March 3, 2022 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the second quarter (twelve weeks) and the first 24 weeks of fiscal 2022, ended February 13, 2022.

Net sales for the quarter increased 16.1 percent, to $50.94 billion, from $43.89 billion last year. Net sales for the first 24 weeks increased 16.4 percent, to $100.35 billion, from $86.23 billion last year.

Comparable sales for the second quarter and first 24 weeks of fiscal 2022 were as follows:

	12 Weeks	12 Weeks	24 Weeks	24 Weeks
		Adjusted*		Adjusted*
U.S.	15.8%	11.3%	15.4%	10.6%
Canada	16.0%	12.4%	16.6%	10.3%
Other International	6.2%	9.0%	9.5%	9.9%
Total Company	14.4%	11.1%	14.7%	10.5%

E-commerce	12.5%	12.6%	13.3%	12.9%

*	Excluding the impacts from changes in gasoline prices and foreign exchange.

Net income for the quarter was $1,299 million, $2.92 per diluted share. Last year’s second quarter net income was $951 million, $2.14 per diluted share, which included $246 million pretax, $0.41 per diluted share, in costs incurred primarily from COVID-19 premium wages. Net income for the first 24 weeks was $2.62 billion, or $5.90 per diluted share, compared to $2.12 billion, $4.76 per diluted share, last year.

For the four-week reporting month of February, ended February 27, 2022, the Company reported net sales of $16.29 billion, an increase of 15.9 percent from $14.05 billion last year. Lunar New Year/Chinese New Year occurred on February 1, 11 days earlier this year. The shift negatively impacted February’s Other International and Total Company sales by approximately 4% and 0.5%, respectively. For the twenty-six week period ended February 27, 2022, net sales were $108.39 billion, an increase of 16.3 percent from $93.16 billion last year.

Comparable sales for the February and year-to-date periods ended February 27, 2022, were as follows:

	4 Weeks	4 Weeks	26 Weeks	26 Weeks
		Adjusted*		Adjusted*
U.S.	17.4%	12.9%	15.5%	10.8%
Canada	11.7%	8.8%	16.1%	10.1%
Other International	-0.9%	1.3%	9.2%	9.7%
Total Company	14.0%	10.6%	14.7%	10.5%

E-commerce	10.2%	10.4%	13.1%	12.8%

*	Excluding the impacts from changes in gasoline prices and foreign exchange.

Costco currently operates 828 warehouses, including 572 in the United States and Puerto Rico, 105 in Canada, 40 in Mexico, 30 in Japan, 29 in the United Kingdom, 16 in Korea, 14 in Taiwan, 13 in Australia, four in Spain, two each in France and China, and one in Iceland. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, Taiwan, Japan, and Australia.

A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, March 3, 2022, and is available via a webcast on www.costco.com (click on Investor Relations and “Play Webcast”).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, and COVID-19 related factors and challenges, including (among others) the duration of the pandemic, the unknown long-term economic impact, reduced shopping due to illness, travel restrictions or financial hardship, shifts in demand for products, reduced workforces due to illness, quarantine, or government mandates, temporary store closures or operational limitations due to government mandates, or supply-chain disruptions, capacity constraints of third-party logistics suppliers, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS: Costco Wholesale Corporation

Richard Galanti, 425/313-8203

Bob Nelson, 425/313-8255

David Sherwood, 425/313-8239

Josh Dahmen, 425/313-8254

COSTCO WHOLESALE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

(unaudited)

	12 Weeks Ended		24 Weeks Ended
	February 13, 2022	February 14, 2021	February 13, 2022	February 14, 2021
REVENUE
Net sales	$50,937	$43,888	$100,354	$86,235
Membership fees	967	881	1,913	1,742

Total revenue	51,904	44,769	102,267	87,977
OPERATING EXPENSES
Merchandise costs	45,517	39,078	89,469	76,536
Selling, general and administrative	4,575	4,351	9,293	8,671

Operating income	1,812	1,340	3,505	2,770
OTHER INCOME (EXPENSE)
Interest expense	(36)	(40)	(75)	(79)
Interest income and other, net	25	19	67	48

INCOME BEFORE INCOME TAXES	1,801	1,319	3,497	2,739
Provision for income taxes	481	348	832	587

Net income including noncontrolling interests	1,320	971	2,665	2,152
Net income attributable to noncontrolling interests	(21)	(20)	(42)	(35)

NET INCOME ATTRIBUTABLE TO COSTCO	$1,299	$951	$2,623	$2,117

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO COSTCO:
Basic	$2.93	$2.15	$5.91	$4.78

Diluted	$2.92	$2.14	$5.90	$4.76

Shares used in calculation (000s):
Basic	443,623	443,134	443,500	443,043
Diluted	444,916	444,494	444,760	444,440

COSTCO WHOLESALE CORPORATION

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except par value and share data)

(unaudited)

Subject to Reclassification

	February 13, 2022	August 29, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,819	$11,258
Short-term investments	477	917
Receivables, net	2,232	1,803
Merchandise inventories	16,485	14,215
Other current assets	1,552	1,312

Total current assets	32,565	29,505
OTHER ASSETS
Property and equipment, net	24,052	23,492
Operating lease right-of-use assets	2,840	2,890
Other long-term assets	3,621	3,381

TOTAL ASSETS	$63,078	$59,268

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$17,089	$16,278
Accrued salaries and benefits	4,347	4,090
Accrued member rewards	1,798	1,671
Deferred membership fees	2,244	2,042
Current portion of long-term debt	—	799
Other current liabilities	6,067	4,561

Total current liabilities	31,545	29,441
OTHER LIABILITIES
Long-term debt, excluding current portion	6,658	6,692
Long-term operating lease liabilities	2,588	2,642
Other long-term liabilities	2,311	2,415

TOTAL LIABILITIES	43,102	41,190

COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value; 900,000,000 shares authorized; 443,279,000 and 441,825,000 shares issued and outstanding	4	4
Additional paid-in capital	7,186	7,031
Accumulated other comprehensive loss	(1,246)	(1,137)
Retained earnings	13,474	11,666

Total Costco stockholders’ equity	19,418	17,564
Noncontrolling interests	558	514

TOTAL EQUITY	19,976	18,078

TOTAL LIABILITIES AND EQUITY	$63,078	$59,268